UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 4, 2001


                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

        VIRGINIA                       001-12875              54-1589139
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                  File Number)     Identification Number)


        306 EAST MAIN STREET, RICHMOND, VA              23219
     (Address of principal executive offices)         (Zip Code)

                                 (804) 643-1761
              (Registrant's telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets

         Cornerstone Realty Income Trust, Inc. (which is referred to below as the Company or as "we," "us" or "our") is filing this report pursuant to Item 2 of Form 8-K to describe a financing transaction in which certain assets were mortgaged. The mortgage constitutes a "disposition" of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported below.

SUMMARY OF FINANCING

         On April 4, 2001, we obtained long-term financing in the amount of $15,680,000 through a new subsidiary. This financing was arranged by ARCS Commercial Mortgage Co., L.P., which assigned its beneficial interest in the financing to Fannie Mae. We expect to use the proceeds from this financing to fund a portion of the cash payments required from us in connection with our tender offer for our Series A Convertible Preferred Shares. The tender offer expired on April 17, 2001.

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         In connection with the new financing, and at the request of the lender, we formed three new subsidiaries that will operate as "single asset entities." These single asset entities have organizational documents that limit their operations to those required for the financing.

         One of these single asset entities, CAC III Limited Partnership, is the borrower for the financing. Because the borrower is a limited partnership, the lender requested that we form two other single asset entities, which serve as the general partner and limited partner of the borrower.

         The financing is evidenced by a promissory note and is secured by the Silver Brook I Apartment community in Grand Prairie, Texas, which is owned by the borrower. To achieve this ownership, we caused an existing subsidiary to transfer this property to the borrower.

PROMISSORY NOTE

         The promissory note for the financing is made in the principal amount of $15,680,000 and provides for the following:

         o  a stated annual interest rate of 6.83%

         o  a maturity date of May 1, 2011

         o payment of principal and interest in consecutive monthly installments of $102,535.40, beginning June 1, 2001 (computed using a 30-year amortization)

         o  a balloon payment at maturity of approximately $14,112,000

         o acceleration, at the option of the lender, of all amounts due under the note if there is any event of default, whether as to payment or otherwise

         o a late charge of 5% on any payment that is not made within 10 days of its due date

         o an increase of 4% in the applicable interest rate if any payment remains past due for 30 days or more

         o a restriction on voluntary prepayment, which generally is not permitted without premium or penalty more than 90 days before the maturity date

         In general, the borrower has no personal liability under the promissory note, and the lender's only recourse for non-payment is to exercise its remedies against the collateral (as described in the section below). The borrower, however, would have personal liability for repayment of all indebtedness upon certain events of default. Those events of default include prohibited transfers of the collateral or of a controlling interest in the borrower, and changes in the borrower's status as a single asset entity.

MORTGAGE

         As indicated above, the financing is secured by a mortgage and other encumbrances on the apartment property owned by the borrower. The other encumbrances include a security interest in the related personal property and various assignments of leases, rents and contracts, all in favor of the lender. These encumbrances are created by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, which will be referred to as the "Deed of Trust" for simplicity.

         The Deed of Trust imposes a number of requirements on the borrower, including obligations to maintain adequate insurance. The Deed of Trust also prohibits any further encumbrances or any further assignments of leases or rents with respect to the apartment property.

         Upon a default under the promissory note or the Deed of Trust, various remedies are available to the lender. Those remedies include, for example (1) declaring the entire principal balance under the promissory note, together with all accrued and unpaid interest, to be due and payable immediately; (2) taking possession of the collateral, including the apartment property; and (3) collecting rents from the apartment property, or foreclosing on it, to satisfy unpaid amounts under the promissory note. The lender is entitled to recover any costs that may be incurred in exercising such remedies.

         In connection with the Deed of Trust and the corresponding promissory note, the borrower entered into a replacement reserve and security agreement, which requires the following monthly deposits for the benefit of the lender:

         o  $10,030.00 each month from June 1, 2001 through May 1, 2004

         o $12,586.67 each month from June 1, 2004 through the maturity date under the promissory note


MANAGEMENT OF PROPERTY

         The borrower has engaged us to manage the apartment property that secures the financing. The property management agreement provides for the following:

         o  an initial term of two years

         o automatic renewal for additional terms of two years each, unless written notice of termination is delivered from one party to the other at least 60 days before the end of any term

         o  collection of all rents by the manager

         o a property management fee equal to 5% of the monthly gross revenues from the apartment properties

ITEM 5.   Other Events

         On April 18, 2001, we temporarily increased our financing capacity under our existing unsecured credit facility by $50 million. This increase changed our maximum credit facility from $50 million to $100 million. We expect to use our credit facility to fund a portion of the cash payments required from us in connection with our tender offer for our Series A Convertible Preferred Shares, which expired on April 17, 2001.

         Any amount borrowed against the increased capacity may be used only for tender offer cash payments, and must be repaid by October 15, 2001. Amounts borrowed against the increased capacity will bear interest at a variable rate equal to LIBOR (a rate determined by banks in the London interbank market) plus:
(a) 90 basis points if the total amount outstanding under the credit facility is $50 million or less; or (b) 120 basis points, otherwise. A non-refundable repayment fee also will be due in the amount of $250,000, unless repayment occurs through new financing issued by the same lender.

ITEM 7.   Financial Statements and Exhibits

c.  Exhibits.

4.1 Multifamily Note dated April 4, 2001 in the principal amount of $15,680,000 made payable to ARCS Commercial Mortgage Co., L.P. by CAC III Limited Partnership, with respect to Silverbrook I Apartments in Grand Prairie, Texas. (Incorporated by reference to Exhibit (b)(19) to Schedule TO/A (amendment no. 1) filed by Cornerstone Realty Income Trust, Inc. on April 11, 2001).

4.2 Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of April 4, 2001 from CAC III Limited Partnership, as Grantor to trustee for ARCS Commercial Mortgage Co., L.P. with respect to the Silverbrook I Apartments in Grand Prairie, Texas. (Incorporated by reference to Exhibit (b)(20) to Schedule TO/A (amendment no. 1) filed by Cornerstone Realty Income Trust, Inc. on April 11, 2001).

4.3 Replacement Reserve and Security Agreement dated as of April 4, 2001 by and between CAC III Limited Partnership and ARCS Commercial Mortgage Co., L.P. with respect to Silverbrook I Apartments in Grant Prairie, Texas. (Incorporated by reference to Exhibit (b)(21) to Schedule TO/A (amendment no. 1) filed by Cornerstone Realty Income Trust, Inc. on April 11, 2001).

4.4 Assignment of Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of April 4, 2001 from ARCS Commercial Mortgage Co., L.P. to Fannie Mae with respect to the Silverbrook I Apartments in Grand Prairie, Texas. (Incorporated by reference to Exhibit (b)(22) to Schedule TO/A (amendment no. 1) filed by Cornerstone Realty Income Trust, Inc. on April 11, 2001).

4.5 First Amendment to and Waiver of Credit Agreement dated as of April 18, 2001 by and among Cornerstone Realty Income Trust, Inc., CRIT-NC, LLC, and First Union National Bank. (Incorporated by reference to Exhibit (b)(17) to Schedule TO/A (amendment no. 3) filed by Cornerstone Realty Income Trust, Inc. on April 18, 2001).

4.6 Amended and Restated Revolving Credit Note by and among Cornerstone Realty Income Trust, Inc. and CRIT-NC, LLC as borrower and First Union National Bank as lender dated as of April 18, 2001. (Incorporated by reference to Exhibit (b)(18) to Schedule TO/A (amendment no. 3) filed by Cornerstone Realty Income Trust, Inc. on April 18, 2001).

10.1 Property Management Agreement dated as of April 4, 2001 between CAC III Limited Partnership as Owner and Apple General, Inc. as Manager. (FILED HEREWITH).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Cornerstone Realty Income Trust, Inc.


                                       By:   /s/  Glade M. Knight
                                            ------------------------------------
                                              Glade M. Knight, President


                                       April 19, 2001


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